Webb & Company, P.A.
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Certified Public Accountants




                                 March 23, 2006



Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

Re:   Creative Vending Corp.
      (Commission File No. 33-19411-C)


We have read the statements of Creative Vending Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated March 23, 2006 and agree with such statements as they pertain to our firm.


                                        Regards,

                                        /s/ Webb & Company, P.A.

                                        Webb & Company, P.A.


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            1501 Corporate Drive, Suite 290 o Boynton Beach, FL 33426
                 Telephone: (561) 752-1721 o Fax: (561) 734-8562
                                 www.cpawebb.com